UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2010

Dollarama Group Holdings L.P.

(Exact name of registrants as specified in their charters)

Quebec, Canada	333-143444	Not Applicable
(State or other jurisdiction of incorporation or organization)	Commission File Numbers:	(I.R.S. Employer Identification No.)

5805 Royalmount Avenue

Montreal, Quebec H4P 0A1

(Address of Principal Executive Offices, Zip Code)

Registrants’ telephone number, including area code (514) 737-1006

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(a) and (d).	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 5, 2010, Dollarama Group Holdings, L.P. (the “Partnership”) announced that John J. Swidler was appointed as a director of it’s general partner and has also been appointed to the audit committee of such board. Mr. Swidler has been a director of Reitmans (Canada) Limited since April 2, 2008. He is also a senior advisor of the Montréal office of RSM Richter. He was the managing partner of RSM Richter LLP from 1996 to January 1, 2007 and was Chairman of the firm’s executive committee from 1982 to 1996.

Mr. Swidler replaces Felipe Merry del Val Barbavara di Gravellon on such board. Mr. Merry del Val Barbavara di Gravellon’s resigned from the board the same day. His resignation was not due to any disagreement with the Partnership on any matter relating to its operations, policies or procedures.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLARAMA GROUP HOLDINGS L.P.

By:	Dollarama Group GP Inc., general partner

By:	/s/ LARRY ROSSY
Name:	Larry Rossy
Title:	Chief Executive Officer

Date: January 5, 2010